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                                                                   EXHIBIT 23.3

The Board of Directors
Avant! Corporation:

  We consent to the use of our report on the supplemental consolidated financial statements and supplemental financial statement schedule included herein, which is based partially upon the report of other auditors, and the use of our report on the historical consolidated financial statements incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

                                          KPMG Peat Marwick LLP

San Jose, California

September 27, 1996